AMENDMENT TO
                             PLM INTERNATIONAL, INC.
                     1998 MANAGEMENT STOCK COMPENSATION PLAN

         This Amendment to PLM International, Inc. 1998 Management Stock Compensation Plan (the "Amendment") is made as of April 28, 1999, as authorized and approved by the Board of Directors of PLM International, Inc. (the "Company") on April 23, 1999. All capitalized terms used herein that are not otherwise defined shall have the same meaning as set forth in the 1998 Management Stock Compensation Plan (the "Plan").

         WHEREAS, the Company intends to list on the American Stock Exchange (the "AMEX") those shares of common stock of the Company (the "Common Shares") which would be issued to employees pursuant to Awards granted under the Plan;

         WHEREAS, in order to list such Common Shares the Company intends to comply with Section 711(b)(ii) of the AMEX Company Guide which provides an exception to the requirement that shares of stock issuable under an option plan must be approved by a company's shareholders as a prerequisite to approval of applications to list additional shares reserved for options granted or to be granted to officers, directors or key employees;

         WHEREAS, on April 23, 1999, the Board determined and resolved that in order for the Company to comply with the Section 711(b)(ii) of the AMEX Company Guide, it is necessary and advisable to, and authorized the Company to, amend the Plan to reduce the number of Common Shares that may be made subject to Awards under the Plan, and to amend the Plan and all relevant Award Agreements entered into pursuant to the Plan so as to provide a mechanism for limiting the amount of Common Shares that can purchased pursuant to the exercise of options under the Plan or the PLM International, Inc. Directors' 1995 Stock Option Plan (the "1995 Plan") in any one calendar year to no more than 5% of the Company's outstanding Common Shares as of May 12, 1998;

         WHEREAS, Section 17 of the Plan allows the Board to take action to amend the Plan as described above without shareholder approval.

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. SHARES SUBJECT TO THE PLAN. Section 3 of the Plan is hereby amended by deleting the number "800,000" where it appears in the first and last sentences of Section 3, and replacing it with the number "700,000".

         2. METHOD OF EXERCISE. Section 7(d) of the Plan (Method of Exercise) is hereby amended by adding new language to the end of the paragraph which reads as follows:

                  "Notwithstanding anything in the Plan to the contrary, in the event a Participant seeks to exercise options under the Plan, and after giving effect to such exercise, the number of Common Shares purchased pursuant to the exercise of options granted under the Plan and the PLM International, Inc. Directors' 1995 Stock Option Plan (the "1995 Plan") during the calendar year in which such option was exercised would exceed 416,880 Common Shares (the "Annual Maximum"), then

                  (a) the Company shall sell to the Participant at the exercise price specified in such option (the "Exercise Price") only that number of Common Shares which equals the amount, if any, by which (i) the Annual Maximum exceeds (ii) the number of Common Shares purchased pursuant to the exercise of options granted under the Plan and the 1995 Plan during the calendar year in which such option was exercised, and

                  (b) the Company shall pay to the Participant an amount of cash equal to the number of Common Shares as to which exercise was sought but which were not purchasable as a result of the limitation set forth in clause (a) above multiplied by the excess of (i) the market price of the shares at close of business on the day prior to the date of such exercise over (ii) the Exercise Price, whereupon such option shall cease to be exercisable as to all Common Shares as to which exercise was sought. This provision shall be set forth in any Award Agreement entered into between the Company and a Participant."

         3. EXPRESS AMENDMENT. Except as specifically amended herein, the Plan shall remain unchanged and continue in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above.

PLM INTERNATIONAL, INC.



By:      ___________________________

Title:   ___________________________





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